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                                                                  EXHIBIT 23.03

            CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

The Board of Directors
Exodus Communications, Inc.:

   We consent to the use in this Registration Statement of Exodus Communications, Inc. on Form S-3, of our report dated April 8, 1999 (April 21, 1999 as to Note 10) relating to the consolidated financial statements of Cohesive Technology Solutions, Inc. as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998, appearing elsewhere in this Registration Statement, and to the reference to us under the heading "Experts" in such Registration Statement.

                                          /s/ DELOITTE & TOUCHE LLP

San Jose, California
December 21, 1999